               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
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[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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NEWS RELEASE

                        [LETTERHEAD MACKENZIE PARTNERS, INC]

CONTACT:
Stanley J. Kay, Jr.
MacKenzie Partners, Inc.
212/929-5940

FOR IMMEDIATE RELEASE:

                        WYSER-PRATTE/SPEAR LEEDS GRATIFIED BY START OF
                                REXENE ACQUISITION NEGOTIATIONS

NEW YORK, NEW YORK, May 20, 1997 -- Wyser-Pratte & Co., Inc. and Spear, Leeds & Kellogg stated today that they were pleased that acquisition discussions had begun between Rexene Corporation (NYSE: RXN) and Huntsman Corporation.


They said that shareholders expected the Rexene board to make a good faith effort to reach an agreement for the acquisition of the Company by Huntsman for $16 per share.


Wyser-Pratte/ Spear Leeds stated that if the negotiations do not reach a successful conclusion, they will resume their efforts to replace the board with directors committed to a sale of the Company on advantageous terms.

They also said that, in keeping with the actions taken at the time of the prior adjournment, the Company should extend the expiration date for the Dutch auction tender offer past the new meeting date scheduled for June 12 and should retain the existing record date of April 18 for the June 12 shareholders meeting.

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